Exhibit 99.1

The following is a transcription of a call that Internap Network Services held with investors and analysts on November 6, 2006.

Operator

Good day, ladies and gentlemen. And welcome to the Q3 2006 Internap earnings conference call. [ OPERATOR INSTRUCTIONS ] I would now like to turn the presentation over to your host for today's call, Andrew Albrecht, Vice President Investor Relations/Corporate Development. Over to you.

Andrew Albrecht - Internap Network Services - VP of IR and Corporate Development

Thank you, Mike, and good afternoon, everyone. And thank you all for joining us to discuss Internap Network Service's third quarter results for the period ending September 30, 2006. I would like to start by reminding everyone that today's call contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including among other statements regarding future financial performance or positions including business strategy and prospects, projected levels of growth, projected costs and expenses, and projected profitability are forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those contemplated by these forward-looking statements. Internap's filings with the Securities and Exchange Commission discuss important risk factors that could contribute to such differences or otherwise affect our business results and operations and financial conditions. You should not place any undue reliance on any of these forward-looking statements. Further, any forward-looking statements speak only on to the day upon which they're made and the company undertakes no obligation to update such statements for any reason.

Joining me on today's call is James DeBlasio, our President and Chief Executive Officer and David Buckel, our Chief Financial Officer. In addition to reviewing our third quarter results, we'll also discuss recent developments at Internap as well as outlooking guidance for the remainder of 2006. Some of the -- some subject matter on today's call will cover Internap's proposed acquisition of VitalStream. Information about this acquisition will be available in the forthcoming registration statement on form S-4, and in a joint proxy statement and prospectus to be filed with the SEC . After its filing, it may be obtained at no charge from the SEC website or from Internap's or VitalStream's website. We urge you to review this document. as they will contain important information about the planned acquisition. Jim will then turn the call over to Dave to discuss financial results.

During this call, we'll be referring to some non-GAAP measures and we believe these measures are useful for the understanding of our financial results and operations. The non-GAAP measures are not prepared in accordance with generally accepted accounting principles, and under the presentations and earnings section of the Investor Relations page of our website, we define these non-GAAP terms and reconcile these non-GAAP measures to the most directly applicable GAAP financial measures. At this time I would like to turn this call over to Mr. Jim DeBlasio.

 Jim DeBlasio - Internap Network Services - President and CEO

Thank you Andrew, and thank you all for joining us this afternoon as we review our results for third quarter 2006. This is an exciting time for Internap, as we continue to implement a strategy that will position our company for future growth and sustained profitability.

On this call, I will update you on the progress made to date in delivering value to our shareholders and discuss our strategic developments, namely the recent announcement of Internap's agreement to acquire VitalStream Holdings, a leading provider of streaming media and related content delivery services. I will then turn the call over to Dave Buckel, who will take us through the financial results in more detail along with providing some operating metrics for the business.

On the cover of our most recent annual report, you will notice the word "thrive." It's prominently displayed. That word is there for a reason. To me, a company thrives when it positions itself to take full advantage of the marketplace by leveraging its people, its assets, and its core competencies. To achieve this with success, it's imperative that you begin by first building a solid foundation upon which to grow. Throughout this past year, our efforts have been focused on building this solid foundation consisting of revenue growth, operating leverage, operational efficiencies and sustained profitability. What I refer to as a position of strength. It's now time for us to thrive.

With the pending acquisition of VitalStream, we're moving towards accomplishing one of our strategic goals. To expand our product portfolio with high margin, value-added service offerings to our impressive and ever-expanding base of customers. We believe the VitalStream acquisition is the right catalyst to further differentiate our products and services to increase the attractiveness of our value proposition, position us for future success and this places us squarely in the path of where the market is heading. Our pending acquisition marks a major step forward in realizing our goals of long-term growth and sustained profitability. Our plan includes maximizing the depth and breadth of our people, our products, and our services from our premium IP and data center offerings to VitalStream's streaming technologies and the rapidly-growing digital media distribution to the untapped potential of the ad insertion market. In short, this is our time to thrive.

In addition to discussing the VitalStream transaction, I would like to provide greater insight into the results and performance for the third quarter. Finally, I will discuss our upwardly revised guidance for the full year 2006 and as well as discuss next steps for 2007.

So let's review the results for the third quarter. I am proud to report our third sequential GAAP net income profit. In the third quarter, we achieved GAAP net income of $195,000 or $0.01 per share. We accomplished this while absorbing approximately $1.1 million of one-time non-operational charges in the quarter, which Dave will take you through in greater detail during the financial review. Our GAAP net income profit this quarter was an improvement of $3.4 million versus the prior-year period. We reported revenue of $45.9 million for the quarter, another record for the company. This represents a 21% increase versus the prior-year quarter and a 4.5% improvement versus the second quarter 2006.

Our revenue breakout for the third quarter was approximately 59% IP services, 32% data centers, and 9% other products and services. Our adjusted gross margins were 45% for the quarter compared to 44% in the same time last year and 46% in the prior quarter, included here are network costs associated with our previously announced IP infrastructure build required to fuel our growth in 2006 and beyond, seasonally high utility expenses and some increased utility costs due to our high demand for colocation.

Adjusted EBITDA for the quarter was $6.1 million. This represents an improvement of $5.3 million versus the same period last year and roughly flat as compared to $6 million from the prior quarter. On a year-over-year basis, we're at $18.2 million of adjusted EBITDA. Well on our way when compared to our previous full year guidance of $20 to $24 million. Our expense to revenue, E/R levels have decreased from 43 to 32% year-over-year as we continue to drive operating efficiencies throughout the business while increasing our levels of productivity.

Also, we continued to generate significant cash flow in the quarter. Cash provided from operations in the third quarter was $7.8 million and the net increase to our cash balance was $6.1 million. In short, the operational discipline we have put in place throughout the year has enabled us to generate significant cash. The financial trending continues to be positive for the company and our efforts to drive profitable growth and increase shareholder value are beginning to take hold.

In the third quarter, our sales team had another strong performance for new bookings. They posted approximately $1 million in new monthly recurring revenue, an improvement compared to the same time last year. This represented a total of 376 new orders. New orders sold into our base continue to be an area of strength for us, representing 71% of total new orders for the quarter.

We added 47 net new customers in the quarter for a total of 2,235 customers ending the period. A few of these new customers include Aerospace Corp, Podzinger, Digital Insight, Canada Web Hosting and New Corp. A select group of customers who have expanded service to us in the third quarter include Fry Multimedia and Constant Contact, just to name a few. Revenue churn for the quarter was less than 1%, this includes both revenue writedowns and revenue lost to customers discontinuing service to us.

Now I would like to make a few additional remarks about our VitalStream acquisition and provide some additional insight into the strategic value this combination creates. As we continue to execute on our focused plan, this acquisition fits our growth strategy in three key ways. First, VitalStream's technology is a natural extension to our core IP business that provides the means to accelerate our revenue growth both short- and long-term, by allowing us to capture new customers in a rich media streaming space while further diversifying and differentiating our product portfolio. Second, our complementary customer base creates considerable upselling opportunities for our experienced team of well over 100 direct sales professionals and support personnel. Third, the values and cultures of the company are the right fit for Internap. Both companies consistent of dedicated and hard-working individuals who represent some of the best and brightest minds in the industry.

Over the past few years, VitalStream has experienced solid growth and now finds itself well-positioned as one of only a few companies with robust solutions for the delivery of rich media content. As web applications become more complex and the number of users on the internet continues to rise, the value of delivering rich media is becoming more and more critical. In addition, these trends are rapidly changing how content is monetized on the internet. The addition of VitalStream's technology solutions allows Internap to effectively compete in the rapidly expanding CDN market.

This market is growing at over 30% a year with the audio and video streaming portion growing at an accelerated rate and as I said before is a natural extension to Internap's core IP services. We believe the Vital Stream platform, combined with Internap's premium, fully redundant IP services creates a powerful solution that will help customers further recognize the potential internet as a medium for generating revenue and monetizing content. Businesses will now be able to come to Internap for a flexible, integrated managed service that helps drive revenue, foster collaboration and increase productivity.

Adding to the attractiveness of Vital Stream, in May of this year, they announced the purchase of Eon Streams, a leader in ad-insertion technology. With this technology, Internap can now leverage VitalStream's rich media streaming capabilities to address the rapidly expanding internet advertising market, a huge opportunity for businesses to monetize their content assets.

Together, VitalStream and Eon Stream's technologies provide Internap the ability to dynamically insert ad content into streaming media. Internap can monetize this new capability in several ways. These include software licensing, working with advertisers that want to access content and/or partnering directly with the content providers themselves. We believe this market has a big potential as evidenced by VitalStream's recent announcement that it would be the exclusive provider of online ad insertion and audio streaming media to ABC Radio, as well as the provider of streaming video to the L.A. Kings of the National Hockey League.

Another benefit of the transaction is the immediate opportunity created to cross-sell and to upsell our combined 3,000 customers. Our customers requested that we offer services similar to VitalStream's to accommodate the growth in their delivery of audio and video content. With this transaction, we believe that they will find value in our ability to bring a leading-edge content-distribution platform together with the best performance across the internet. This is enhanced by our ability to offer the full portfolio of our products and services, especially into verticals such as e-retail, social networking and gaming. These verticals have been strong for Internap in the past and are drivers, I think, of growth in internet usage. Also, VitalStream's existing customers can benefit from our premium IP services and route control technologies.

The combination of companies allows us to provide customers with the industry's most comprehensive solutions for delivering, managing and monetizing content over the web. Last and most important, this acquisition is the right fit because of VitalStream's vision and passion which mirrors our own.

The innovative and determined attitude that has driven our success to date reinforces the value of assets that are not on the balance sheet, namely our people. Today, over 85% of our existing employees work in customer-facing roles, which is a significant factor in retaining loyal customers. In fact, our customer satisfaction survey results through the third quarter revealed an overall Internap customer satisfaction rating of greater than 8 out of a maximum scale of 10.

From sales and account support to the NOC to our install engineers, this third party measurement guages the effectiveness of our service across all levels and departments within the organization. We will continue to be a world-class highly-accountable service organization that is focused on meeting the customers' needs. With the addition of VitalStream's employees, we believe we are building a world-class organization with a uniquely-positioned product and service offering unmatched in the industry.

Overall, we believe we are well-positioned to be a significant player in the online streaming media space and emerging ad insertion market. We're also primed to deliver a compelling, competitive solution to our existing enterprise customers. As businesses are finding more and more ways to profit from the internet, we believe customers will turn to us to ensure a quality, online experience for their users. I would like to now discuss our guidance for the remainder of 2006.

As a result of our continued focus on execution, our investments in growing the business organically, and our visibility into strong customer demand we are once again increasing our revenue guidance from 12 to 15% to 15 to 17% for 2006 as compared to 2005. Also, I am taking this opportunity to raise guidance on adjusted EBITDA for the year from $20 to $24 million to $24 to $26 million. We are committed to continuing the strides we have made in the first nine months of 2006 in creating value for our shareholders. This upward revision to guidance is a result of greater visibility and to our core operations through institutionalizing cost reductions, improved operating leverage and investing to drive growth in our business model.

With regard to 2007, our first task at hand is to finalize our transaction with VitalStream. We expect to file a joint proxy with VitalStream to the SEC later this month. Depending on SEC review process and the completion of Internap's as well as VitalStream's special shareholder meeting to vote on this transaction, we expect to close in the first quarter of 2007. Upon close, we will provide you with additional information on our outlook of the combined businesses for the year.

In the meantime, integration efforts are well underway. We have set up a senior level cross-functional team representing both companies to coordinate and plan for integration. Together, this group will identify all the critical implementation issues and determine the best solutions to ensure a smooth transition. Finally, this team has been directed by me to aggressively look at ways to drive accelerated revenue in 2007 and beyond.

As we manage through this integration effort, I can assure you that we will be taking the same disciplined approach as we have in running our business over the past year. I am very pleased with the level of collaboration demonstrated between our two companies to drive this effort. The team has made great progress to date and I'm confident that we will create an innovative winning culture that meets our customers' demands and maximizes shareholder value. Over the past year, this team has accomplished a great deal in driving profitable growth, sustaining operating performance and increasing shareholder value. As a result, we're now more than ever before in our company's history, positioned to make a significant positive impact in the industry and in short, to thrive.

This concludes my initial remarks. At this time, I would like to turn the call over to David Buckel, our Chief Financial Officer, to review additional financial and operational metrics. David.

 David Buckel - Internap Netowrking Services - CFO

Thank you, Jim. Good afternoon, everyone. I would like to begin with our operating results for the quarter. Revenues for the three months ended September 30, 2006, were $45.9 million, an increase of $2 million or 4.5% when compared to the second quarter. Additionally, the third quarter revenue was an improvement of $7.9 million or 20.7%, when compared to the same period last year. The revenue increased across all reported areas, IP, colocation and other partner services. The primary drivers for our revenue growth continue to be the IP and colocation bundles sold to both new and existing customers. Our adjusted gross margins were 45% for the third quarter, a 1% improvement over the same period last year.

To help put our Q3 results in perspective, remember that during our prior two quarterly calls, we discussed our P-NAP and colocation expansion, and the impacts on margins. The expansion is almost complete and the effect on our margins was as we had indicated to you on those earlier calls. Additionally, the third quarter also saw some increased power expenditures, which we're taking actions to mitigate with rate increases to our customers. All of that led to an adjusted gross margin of 45%, which, as I mentioned earlier, was a 1% improvement over last year. Overall, we still continue to expect to see our margins stay around the mid-40s in the fourth quarter while we expect that they will begin to increase to the mid-to-high 40s percentages in the first quarter of 2007 and beyond.

Our operating expenses for the quarter were $14.6 million. Included in the operating expenses were one-time charges for severance of $250,000, a one-time expense of $350,000 for a corporate development activity that we decided not to pursue, a $319,000 write-off of some of the earlier work on a systems implementation project that is no longer a benefit to the company and a $185,000 in an additional charge for stock option expenses. Even including the one-time costs, our expenses were $1.7 million less than those in the same period of 2005. That equates to an expense-to-revenue ratio of 32% for the third quarter of 2006, versus a ratio of 43% for the third quarter of 2005.

With regard to the additional stock option expense, our internal audit functions recently completed a review of our stock option granting practices. The review was conducted at the request of our audit committee in light of the focus by the SEC and the public on option granting practices generally. Our internal auditors found no instances of backdating; however, as a result of the review, it was determined approximately $185,000 of expenses should have been recognized in accordance with APB Opinion 25, and a few of the grants that exercise prices that were lower than our stock price at the date of the grant. These grants dated back to 2002 and 2003. It was also determined that this amount was immaterial to prior periods and, therefore, the expense was recorded in the current period and is included in our general administrative expenses.

As you heard earlier, our net income for the third quarter was $195,000. If you were to exclude the effects of the non-cash stock compensation expense of $1.6 million, this was a $5.1 million improvement over the GAAP net income for the same period a year ago, which similarly excluded a non-cash stock expense. And all of this includes the one-time expense as mentioned above. Our focus during the quarter remained on delivering improvement in revenue and profitability. We continue to drive down costs in every aspect of our business. While institutionalizing these benefits and an improving expense to revenue ratio or operating costs to margin, we continue to be pleased with our incremental progress to date in 2006.

On a GAAP earnings per share basis, including all expenses, one time or not, we showed an EPS of $0.01 per share in the quarter, compared to an EPS loss of $0.09 per share in the same period last year, or an improvement of $0.10 per share. On a year-to-date basis, our earnings per share is $0.04, compared to a loss per share of $0.14 for the same period last year. Going further, our year-to-date normalized net income per share is $0.18 or a $0.32 improvement over the same period last year.

We posted adjusted EBITDA profitability in the quarter of $6.1 million. As you heard during Jim's comments earlier in the call, the efforts initiated earlier this year to drive profitability continue to bear fruit. As such, we remain focused on driving greater cost and expense management efficiencies at this point, throughout the entire organization while adding top-line growth.

As of September 30, our customer base totalled 2,235 customers, an increase of approximately 10% from 2,032 customers as of September 30, 2005. The trends that we spoke about regarding our IP and colocation bundle during the last few quarters have continued into the third quarter. This bundle remains a strategic differentiator as customers continue to acquire and expand existing services with us.

We're still getting more revenue from our customers, for both colocation and IP, as our customers traffic needs continue to grow, especially in the area of internet retailing, online gaming and social networking applications. This IP and colocation bundle continued to drive growth in our colocation business in the third quarter of 2006 during which greater than 95% of our colocation customers also purchased IP services. The growth in this revenue continues to be initially driven by our Internap-operated data centers as well as partner data centers. In addition, we entered the third quarter of 2006 with 338 employees, an increase of 4 compared to the second quarter of 2006.

I would now like to share some additional details regarding our data centers. First, we have 1,078 colocation customers. 57% of the colocation revenues comes from customers in our Internap-operated data centers and 43% of the colocation revenue comes from customers in our partner sites. The total occupied space of these bundled customers in both our operated and partnership facilities is approximately 114,000 square feet. In the Internap-operated data center facilities, we have approximately 421,000 gross square feet available, of which 84,000 square feet is built out and 66,000 square feet is occupied. Or, an approximate 79% utilization of the built-up space in our Internap-operated facilities. The utilization inside our just-in-time partner data centers is approximately 48,000 of the 58,000 built-out space.

Each quarter, we comment and update you on pricing trends of our performance IP. New customer acquisition pricing in third quarter showed some decline, bringing the year-to-date decline to 25% for newly acquired customers. For customers renewing services versus the prior contracts, the IP pricing declined at approximately the same rate rate as we experienced in Q2 of 2006, but which is a decrease from the rate of decline experienced in recent years. Our customer traffic rose 15% sequentially and 113% year-over-year when compared to the third quarter of 2005; however, this did not relate to significantly higher bandwidth costs because we continue to achieve favorable pricing for every incremental commitment of traffic.

I would now like to discuss our capitalization. Or more specifically, bring to your attention the resulting expiration of warrants that were associated with the company's September 2001 preferred financing and the 2003 acquisition of NetVmg. With that 2001 financing and 2003 acquisition, we issued warrants to purchase up to approximately 1.8 million shares of common stock. These warrants were exercisable either in cash or in a cashless net exercise basis, which represented the difference in the stock price based on the date of exercise and the exercise price.

In total, from 2002 to 2004, approximately 400,000 warrants were exercised with 320,000 shares delivered. None were exercised in 2005 and in 2006, just under 1.2 million were exercised with 550,000 shares delivered. This left approximately 930,000 shares that were originally issued upon exercise of the 1.8 million warrants that ended up not being issued, either because the warrants expired on exercise or because of the effect of the net exercise option. Thus, less dilution than what was originally included in any fully diluted calculation at the time of the stock issuance.

The next item I would like to discuss is our net cash flow results, including our shrinking debt balance. As of September 30, our cash balance including short-term highly liquid investment was approximately $53.9 million, an increase of about $6.1 million from the balance at the end of the prior quarter. Capital expenditures for the quarter, all self-funded by Internap, were $4.3 million. Our net cash provided by operating activities was $7.8 million for the third quarter, an improvement of $4.7 million from the third quarter of 2005. The performance this quarter was better than our total cash flow from operations for the full year 2005, which was only $5.8 million in total. Cash collected from the exercise of stock options and warrants was $3.8 million for the quarter.

With respect to cash collection, we reduced our 60 day and over accounts receivable from 10% to 6% of the total accounts receivable. The final metric regarding our cash position is that we once again reduced our overall debt. This time by approximately $1.2 million. For the quarter, we ended with $9.3 million in total debt outstanding, of which approximately $1.1 million is due in the remainder of 2006. So far, 2006 has been a milestone year because the company has achieved our goals of profitability and cash generation. Our cash balance is increasing because of operational results and not from financing, and we expect to generate cash throughout the remainder of 2006 as we maintain our laserlike focus on efficiency, even as we continue to self-fund our capital expenditure bills. Thank you so much for your time, I would now like to turn the call back over to our Operator. Mike?

QUESTION AND ANSWER

Operator

Yes, sir. [ OPERATOR INSTRUCTIONS ] Our first question comes from the line of Tom Watts with Cowen and Company Please proceed.

Tom Watts - Cowen and Company - Analyst

Congratulations, gentlemen on a great quarter.

David Buckel - Internap Netowrking Services - CFO

Thank you, Tom.

Jim DeBlasio - Internap Network Services - President and CEO

Thanks, Tom.

Tom Watts - Cowen and Company - Analyst

Can you give us a breakout of colo versus bandwidth revenues for the quarter?

David Buckel - Internap Netowrking Services - CFO

Yes, Tom. Our IP revenue was 59% of our total revenue, our colo was 39% and leaving the other at 9%. 32, I'm sorry. 59%, 32% and 9%.

Tom Watts - Cowen and Company - Analyst

59, 32 and 9. I should be able to do the math. Of the revenue increase, how much of that came from IP versus colo?

David Buckel - Internap Netowrking Services - CFO

We continue to grow the -- have colo leading our revenue growth.

Tom Watts - Cowen and Company - Analyst

Okay.

David Buckel - Internap Netowrking Services - CFO

But IP also does continue to grow despite some of the pricing corrections that we had from the renewals.

Tom Watts - Cowen and Company - Analyst

Okay. As I understand it, there is an opportunity, you alluded this -- to this in your comments, the opportunity to reprice your existing colo base and get revenue growth out of that. In terms of the revenue growth we saw from colo, how much of that was from repricing versus new customers and how far are we through that repricing process? Did we expect continued revenue upside from the repricing?.

Jim DeBlasio - Internap Network Services - President and CEO

Tom, this is Jim.

Tom Watts - Cowen and Company - Analyst

Sure.

Jim DeBlasio - Internap Network Services - President and CEO

The repricing is an ongoing event for us. So as new colo customers come on, they're brought to market levels, market pricing. We do have a base of customers that have contracts that range anywhere from 12 months to 18 months. And given the steady growth in the cost of the price per square footage of colocation space over that time period, a lot of these customers are priced below market. So as their contracts are coming due, as they come out of term, 12 to 18 months, we are now upgrading their prices to current market rates, so it's an ongoing price -- process, rather. It's not that we're taking the entire base and lifting the price on the entire base. It's when these customers come off contract and we're bringing them back to market.

Tom Watts - Cowen and Company - Analyst

Okay. And then on, it was great getting the statistics on your colo business and the square footage. You have a lot of available unoccupied space, looks like you're at pretty high utilization of your built out space. Are you contemplating building out additional space to take advantage of the growth in the colo market?

Jim DeBlasio - Internap Network Services - President and CEO

I would like to do that. I would like to build out some additional space in 2007 and have that included in the guidance for CapEx that we provide when we close the VitalStream transaction. We have seven owned facilities as you know and we have, as Dave mentioned, quite a bit of unbuilt space. We built about 25% of our total space available right now, roughly. We have got a lot of space available. It's always been my plan that I build it in a way that as soon as the construction is complete, we move a customer right into that space. So I never have stranded space.

David Buckel - Internap Netowrking Services - CFO

The market for colocation is expanding significantly and with us, it's a bundled solution. So we sell colocation and we pull through value-added IP services, and now with the pending acquisition of VitalStream, it will be IP and streaming media, video, audio services as well.

Tom Watts - Cowen and Company - Analyst

Okay, just one final question.

Jim DeBlasio - Internap Network Services - President and CEO

Sure.

Tom Watts - Cowen and Company - Analyst

In terms of your colo positioning, you know, certainly Equinix is out there doing great and focusing on the interconnection-intensive customer, you know, Savvis is trying to focus on the managed hosting but also selling a lot of colo space. How do you differentiate your colo offering versus some of the other competitors out there?

Jim DeBlasio - Internap Network Services - President and CEO

We look at colocation as a way to provide our IP solutions. And we are an IP company. We offer IP solutions, route optimization and that is our value proposition. And our colocation is a means to access our IP network. Different from some of the competitors you mentioned, that may be more of a real estate play and don't offer a multihomed IP solution.

Tom Watts - Cowen and Company - Analyst

Okay. Thanks very much.

Jim DeBlasio - Internap Network Services - President and CEO

Thanks, Tom.

Tom Watts - Cowen and Company - Analyst

Good luck with the VitalStream deal.

Jim DeBlasio - Internap Network Services - President and CEO

Thanks a lot, Tom.

Operator

And the next question comes from the line of Colby Synesael with Merriman. Please proceed.

Colby Synesael - Merriman Curhan Ford & Co. - Analyst

Hi, guys, looks like your churn for customers was down in Q3 versus Q2. But in the second quarter I thought you guys mentioned that you guys were going to start repricing the base and that was part of the reason that churn, at least in the second quarter, went up. I was wondering if that was not the same this quarter and if that's something we should for going forward. In addition, you did mention a little bit, over Tom's question as far as what your potential was for CapEx in 2007, obviously your CapEx for the remainder of the year has also gone up. Has your views changed since last quarter in terms what have you actually expect to use in 2007, and then my final question, this goes to Dave's comments earlier, you mentioned mid- to high 40s for gross margin entering first quarter of '07, and does that include VitalStream? Thank you.

Jim DeBlasio - Internap Network Services - President and CEO

Thanks, Colby. Let me just talk to the churn question first and I'll turn it to Dave to answer some of the CapEx and margin discussion. Our churn in the first quarter was less than 1%. Our churn in the second quarter was, as I recall, is 1.4% and our churn this quarter was less than 1%. Actually, .9% to be exact. And as a point of reference, compare that to this time last year, and preceding quarters, when we were churning 2 to 3% of customers. So the churn is down quite a bit and I believe that it's down for a couple of reasons. One of which is the strong credit collection policies that David Buckel and team have put in place over the past year and a half to make sure there is a solid filter on the front end (inaudible).

So we bring a customer on, we make sure they have the ability and capacity to pay so that it will not be a problem in churning them out later on when they can't pay for the services we're providing. That is a key determinant in keeping our churn down. Another one is the fact that we live up to our SLA's. When we say we have 100% uptime, we stand by that. We make that our network operations center, our NOC, is fully deployed, well skilled, and when calls come in, we answer those calls and we're proactive with our customer base. And that provides a stickiness to our customers that we see in the form of lower churn. So there are operational drivers behind why you're seeing the churn the way it is.

In the second quarter with the churn at 1.4%, as I mentioned on our call last quarter, we actually pushed out several customers, smaller customers that drove up some of that churn rate. Not to a significant amount but that was what drove the churn going above the 1% and let me turn over to Dave for the CapEx discussion and margins.

David Buckel - Internap Netowrking Services - CFO

Colby, on the CapEx for 2007 as Jim mentioned to Tom Watts, we could include, and we might include some colocation data center buildout, but we're going talk about that later and once we decide and then after the integration and closing. We'll let you know exactly. For this year, we spent our CapEx mainly on the P-NAP expansion and colo expansion, but we also, because of our favorable results, were able to take some of our cash and improve our network, invest in some systems and some things to make us more efficient. As far as the margins, when I speak of the margins, I do not speak of VitalStream. I'm talking about Internap and I won't talk about VitalStream until after the quarter. So everything I say is in relation to Internap.

Colby Synesael - Merriman Curhan Ford & Co. - Analyst

Okay, and then if I could just get one last question in. Is there an opportunity for you guys to work with VitalStream, maybe in some type of partnership before the deal closes?

Jim DeBlasio - Internap Network Services - President and CEO

Yes, and we're doing that right now, Colby. We're establishing re-seller agreements so that we can work together as we would with any third party company.

Colby Synesael - Merriman Curhan Ford & Co. - Analyst

Great.

Jim DeBlasio - Internap Network Services - President and CEO

Keeping them at arm's length, which is very important. The deal has not closed yet. We have to keep them at arm's length and treat the transaction as though they were a completely independent company.

Colby Synesael - Merriman Curhan Ford & Co. - Analyst

Thank you.

Jim DeBlasio - Internap Network Services - President and CEO

Thanks, Colby.

Operator

The next question comes from the line of Jonathan Schildkraut with Jefferies. Please proceed.

Jonathan Schildkraut - Jefferies and Co - Analyst

Good evening, thank you for taking the question. If you could -- if, Dave, if you could tell us a little bit more about the bundle of services that both your new and existing customers are taking, you know, give us a little color on the balance between the IP services and the colo services and then maybe if you could talk about the balance as it applies to your imbedded customer base which I think you said generated 71% of incremental revenue growth in the quarter versus what the new customers are looking at.

David Buckel - Internap Netowrking Services - CFO

Jonathan, thanks for joining us, by the way. First of all, we'll start with the colo customers. 95% of our colo customers take IP and that's what not only I but Jim talked about, we're a performance IP network company as part of the attractiveness of our colocation, besides the quality and locations the fact that they can buy our IP and our performance IP. We are selling into our current customer base as we mentioned, as the numbers that you spoke about so -- I don't really know how much more I can share with you. But our current customer base is buying more from us. We also sell some FCP boxes, that's part of the other revenue but those guys come, get introduced to us, and they open a door for our salespeople down the road to sell more IP services as well.

Jonathan Schildkraut - Jefferies and Co - Analyst

All right, Dave, I guess what I'm asking, maybe said a different way is -- are the new customers coming in in terms of the bundles they're taking, do they look a lot like the existing customers? Or are you seeing the existing customers mature from maybe just buying your IP services into a products portfolio that looks like wha your new customers are taking.

David Buckel - Internap Netowrking Services - CFO

The latter. We're seeing a lot of new customers, small companies, maybe venture-backed companies that need us for our managed services. And then when they understand -- because they understand the quality, then when their demand goes greater and the criticality of the IP grows, then they come to us for a greater bundle and they'll try to come into our data center if they are not already, or if they are in our data center they may increase the minimum requirement of IP going that they purchased.

Jim DeBlasio - Internap Network Services - President and CEO

Jonathan, this is Jim. We're also seeing some significant growth in new verticals. And they would be online gaming and a e-retail, social networking just to name a few of the verticals that are really expanding and we're seeing a greater portion of that business come our way.

Jonathan Schildkraut - Jefferies and Co - Analyst

Great, just one more question. This on the M&A front. Obviously, the VitalStream acquisition was a key addition to your product portfolio. Is the company, then, kind of moved away from any M&A until that transaction is done? And the reason I ask, and I am sure you heard, there is a small content distribution business that's up for sale. Just wondering what the company's interest in even looking at opportunities right now would be.

Jim DeBlasio - Internap Network Services - President and CEO

We have our work cut out for us in closing the VitalStream transaction and integrating both companies in a way that meets our customer needs and really hits the ground running and drives shareholder value from the moment that we close the deal. That is first and foremost on our mind. We will always, always look at opportunities that could add shareholder value. I will always look at that. As Dave mentioned, part of the one-time expense that we had in the current quarter that he called out, I believe it was $350,000 or so, was for a deal that we had been looking at where the returns would have been immediately accretive to shareholders but at the last moment, those terms changed and I walked from that deal. Because I have high standards in terms what have I want to accept in generating shareholder return. And when those standards aren't met, then we walk. But we'll always look at opportunities for increasing shareholder value, Jonathan.

Jonathan Schildkraut - Jefferies and Co - Analyst

All right, great. And congratulations on what is turning out to be a very, very strong 2006.

Jim DeBlasio - Internap Network Services - President and CEO

Thank you, thank you for joining us today.

Operator

And the next question comes from the line of Rod Ratliff with the Stanford Group. Please proceed.

Rodney Ratliff - Stanford Financial Group - Analyst

Congratulations guys, very nice job.

Jim DeBlasio - Internap Network Services - President and CEO

Thanks, Rod.

David Buckel - Internap Netowrking Services - CFO

Thank you, Rod.

Rodney Ratliff - Stanford Financial Group - Analyst

On the selling expense, is there a lower payout on continued sell-throughs to existing customers? Is that one reason that we're seeing a little bit of a falloff in sales and marketing expense?

Jim DeBlasio - Internap Network Services - President and CEO

It's a-- you know, [inaudible] bookings may have been different month over month. So sometimes you get the timing on the payout. Which I think for your question was, specifically in second quarters, usually our annual sales meetings and we did make a little extra investment in marketing in the quarter for some lead generation. That was mostly the difference.

Rodney Ratliff - Stanford Financial Group - Analyst

That was in 2Q days?

David Buckel - Internap Netowrking Services - CFO

Yes.

Rodney Ratliff - Stanford Financial Group - Analyst

Okay. I seem to remember you talking about that now. On the technology opportunity with the VitalStream acquisition, and given the fact that you guys have highlighted online recreational gaming as a very robust opportunity Internap on a standalone basis. But have you guys given any thought and can you talk to any degree of color about the potential for ad insertion into online video games? That's something that has been kind of a buzz in the market now for a little while.

Jim DeBlasio - Internap Network Services - President and CEO

That is certainly something that we are taking a very hard look at, Rod, with regard to our integration plans, and then I believe you also mentioned the engineering investment as well. That is a critical area where we could be making an investment in engineering to bring products to the customer that are revenue ready in-year. So as you would ask the questions on a couple of calls with regard to our engineering investment.

Rodney Ratliff - Stanford Financial Group - Analyst

Yes, Buckel obviously anticipated me doing it again.

David Buckel - Internap Netowrking Services - CFO

Yes, well I think it's a good question. It really hits the heart of where I want to see an investment made. I would like to make investments in areas that add more products to our customers as a start, and then have those products monetize quickly, with a quick return so that the revenue generated in-year pays for the investment and we see the profit fall to the bottom line quickly. Those are the kinds of investments that I want to be making, and with the combination of these two companies, I see more product investments coming our way that can be very quickly monetized.

Rodney Ratliff - Stanford Financial Group - Analyst

Any thoughts or update on the Myspace situation? That can you talk about, Jim?

Jim DeBlasio - Internap Network Services - President and CEO

With regard to VitalStream?

Rodney Ratliff - Stanford Financial Group - Analyst

Yes.

Jim DeBlasio - Internap Network Services - President and CEO

Okay, I believe what I said in the past was, you know, the deal -- us acquiring VitalStream was with full knowledge that Myspace was out of their revenue picture.

Rodney Ratliff - Stanford Financial Group - Analyst

Right.

Jim DeBlasio - Internap Network Services - President and CEO

And as Jack Waterman said in one of his earnings announcement, one of his filings that Myspace, while they represented 30% of his revenue stream, represented less than the average margin that this company was generating. I'll leave it there right now and say that -- just say one more thing. That our acquisition and our knowledge of what we were acquiring and the value proposition that, what this acquisition can add to the combined companies was with full knowledge, full disclosure of the Myspace contract out of the picture.

Rodney Ratliff - Stanford Financial Group - Analyst

Okay.

Jim DeBlasio - Internap Network Services - President and CEO

We knew that all through due diligence.

Rodney Ratliff - Stanford Financial Group - Analyst

Understood. Understood.

Jim DeBlasio - Internap Network Services - President and CEO

Great.

Rodney Ratliff - Stanford Financial Group - Analyst

I was really kind of asking if you had any further contact with the customer about the possibility of continuing with the combined company.

Jim DeBlasio - Internap Network Services - President and CEO

We speak to them all the time.

Rodney Ratliff - Stanford Financial Group - Analyst

Good enough. Good enough.

Jim DeBlasio - Internap Network Services - President and CEO

Especially a customer of the size and scope of Myspace.

Rodney Ratliff - Stanford Financial Group - Analyst

Dave, can you repeat the warrant exercise information that you gave earlier.

David Buckel - Internap Netowrking Services - CFO

If I must, I thought I bored everyone with it. But basically, you know, when we did the preferred offering and that NetVmg offering, we had about 1.8 million split adjusted warrants outstanding, you could have exercised them through cash or you could have done a cashless exercise. Between the ones who did the cashless exercise, so I would deliver less than the warrants.

Rodney Ratliff - Stanford Financial Group - Analyst

Yes.

David Buckel - Internap Netowrking Services - CFO

And the ones that expired, about -- the numbers I gave out, about half of them did not get exercised. So around 900,000 at 1.8, and the point I wanted to make was a lot of you, and the analysts models I see have all kinds of numbers for fully diluted, some used trajectory based, [inaudible] and, I don't even know what you all used. But you all always asked me about it, so I wanted to make sure you understood that some of you had 1.8 in the fully diluted numbers and it was really about half of that.

Rodney Ratliff - Stanford Financial Group - Analyst

Okay. Great. Congratulations again. I'll step out of line.

Jim DeBlasio - Internap Network Services - President and CEO

Thanks, Rod.

Operator

I would like to turn it back to the presenters for closing remarks.

Jim DeBlasio - Internap Network Services - President and CEO

Okay, well thank you all for joining us this afternoon and I look forward to speaking with you as we update you on the VitalStream transactions and our results for the fourth quarter of 2006. Thank you and good afternoon.

Operator

Ladies and gentlemen, this does conclude today's presentation. You may now disconnect. Thank you very much.

END

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This transcript contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A variety of factors could cause Internap’s actual results to differ from the anticipated results expressed in such forward-looking statements. The transaction and the achievement of any anticipated benefits from the transaction are subject to significant risks and uncertainties. Many important factors that may affect Internap’s and the combined company’s business, results of operations and financial condition include, but are not limited to, our ability to sustain profitability; the ability to successfully integrate the operations of Internap and VitalStream; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms or at all; failure of third party suppliers to deliver their products and services on favorable terms or at all; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to protect our intellectual property; claims relating to intellectual property rights; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; effects of natural disasters or terrorist activity; and volatility of our stock price. Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Additional Information Regarding the Transaction

The announcement of the transaction is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company’s common stock. Internap and VitalStream intend to file with the Securities and Exchange Commission (“SEC”) a Joint Proxy Statement/Prospectus as part of a registration statement on Form S-4. In addition, other relevant materials in connection with the proposed transaction will be filed with the SEC. INVESTORS IN INTERNAP AND VITALSTREAM ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIAL WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNAP, VITALSTREAM AND THE TRANSACTION. Any offer of securities will only be made pursuant to the Joint Proxy Statement/Prospectus. The documents will be available without charge on the SEC’s web site at www.sec.gov. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from Internap by writing to 250 Williams Street, Suite E-100, Atlanta, Georgia 30303, Attention Investor Relations.

In addition, Internap and VitalStream, their respective officers, directors and certain of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Internap and VitalStream in favor of the acquisition. Information about the officers and directors of Internap and their ownership of Internap securities is set forth in the proxy statement for Internap’s 2006 Annual Meeting of Stockholders filed with the SEC on April 26, 2006. Information about the officers and directors of VitalStream and their ownership of VitalStream securities is set forth in the proxy statement for VitalStream’s 2006 Annual Meeting of Stockholders filed with the SEC on June 20, 2006. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus when it is filed with the SEC.